SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) - January 21, 1994



                           DRESSER INDUSTRIES, INC.
             (Exact Name of Registrant as specified in its Charter)



          DELAWARE             1-4003            75-0813641
  (State  or  other juris-   (Commission       (I. R. S. Employer
  diction of incorporation)    File No.)       Identification No.)


                     2001 Ross Avenue, Dallas, Texas 75201
                    (Address of Principal Executive Offices)


     Registrant's telephone number, including area code (214) 740-6000






    Item 2.   Acquisition or Disposition of Assets

         On January 19, 1994 shareholders of Registrant voted to approve the merger (the "Merger") of BCD Acquisition Corporation ("BCD"), a wholly owned subsidiary of Registrant, into Baroid Corporation ("Baroid"). The Merger was effective January 21, 1994 (the "Effective Date"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 7, 1993, among Registrant, BCD and Baroid. Shareholders of Baroid on the Effective Date will receive 37,286,662 million shares of Registrant's Common Stock in exchange for all of the issued and outstanding shares of Baroid. In addition, approximately
    3.6 million shares of Registrant's Common Stock are reserved for issuance upon exercise of outstanding warrants to purchase Baroid common stock and for issuance pursuant to certain benefit plans assumed by Registrant. For financial reporting purposes, the Merger will be treated as a pooling of interests combination. Baroid operations include drilling fluids, drilling services and products and offshore services businesses.

         In connection with the Merger, Registrant and Baroid announced December 23, 1993, that they reached an agreement with the Antitrust
    Division of the Department of Justice (the "Antitrust Division") pursuant to which Registrant must dispose of either its 64% interest in M-I Drilling Fluids Company or Baroid Drilling Fluids Inc., a wholly-owned subsidiary of Baroid. In addition, Registrant must also dispose of the United States diamond drill bit business of DB Stratabit, Inc. ("DBS") and grant to the purchaser a non-exclusive license to manufacture steel-bodied diamond drill bits worldwide. Divestiture of the drilling fluids business must occur by June 1, 1994 and the diamond drill bit transaction must occur by July 1, 1994.

         On January 27, 1994, Registrant announced that it had agreed in principle to sell its interest in M-I Drilling Fluids Company to Smith International, Inc. The completion of the transaction is subject to the negotiation and execution of a definitive agreement, approval from both the Smith and Dresser Boards of Directors, the consent of minority partner Halliburton Company and certain regulatory approvals.

    Item 7.   Financial Statements,  Pro  Forma Financial  Information  and
    Exhibits.

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              (a)  Financial Statements of Businesses Acquired.

              (b)  Pro Forma Financial Information.

         It is impracticable to provide the Financial Statements and Pro Forma Financial Information at this time. Registrant expects to file such statements and information under cover of Form 8-K/A as soon as practicable, but in no event later than April 7, 1994.

              (c)  Exhibits.

         Exhibit

          2.1 Agreement and Plan of Merger dated as of September 7, 1993.

         99.1 News  Release   dated  January  21,   1994,  announcing   the
              completion of the Merger.

         99.2 News Release dated January 27, 1994, announcing the agreement in principle to sell M-I Drilling Fluids Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  DRESSER INDUSTRIES, INC.



                             By:  /s/GEORGE H. JUETTEN
                                  George H. Juetten
                                  Vice President - Controller


    February 4, 1994


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                                 EXHIBIT INDEX



    Exhibit No.                        Description

    2.1 Agreement and Plan of Merger dated as of September 7, 1993. (Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-4, Registration No. 33-50563).

    *99.1 News Release dated January 21, 1994, announcing the completion of the Merger.

    *99.2 News Release dated January 27, 1994, announcing the agreement in principle to sell M-I Drilling Fluids Company.


    ____________________
    *Filed herewith




















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